UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2009

Aon Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 24, 2009, Aon Corporation (“Aon”) issued a press release (the “Press Release”) announcing the pricing by its indirect, wholly-owned subsidiary Aon Financial Services Luxembourg, S.A. (the “Issuer”) of the Issuer’s offering of €500 million of its 6.25% Guaranteed Notes due July 1, 2014 (the “Notes”).  Aon will unconditionally and irrevocably guarantee the payment of the principal and interest in respect of the Notes.

The Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes have been offered for sale exclusively outside the United States to non-U.S. investors in the non-U.S. capital markets in accordance with Regulation S under the Securities Act, and may not be offered, sold or delivered within the United States or to or for the account or benefit of U.S. persons except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act.  Neither this Form 8-K nor the Press Release constitute an offer to sell or the solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(a) - (c) Not applicable.

(d)         Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release of Aon Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon Corporation

	By:	/s/ Christa Davies
Christa Davies Executive Vice President and Chief Financial Officer

Date: June 24, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Aon Corporation